SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 22, 2000

Credit Suisse First Boston Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-37616 (Commission File Number)	13-332-0910 (I.R.S. Employer Identification No.)

11 Madison Avenue, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

(212) 325-1811

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

           Pursuant to Credit Suisse First Boston Mortgage Securities Corp.'s (the "Depositor") Registration Statement on Form S-3, Registration Number 333-37616, the Depositor caused the issuance of $1,000,857,543 principal amount of Credit Suisse First Boston Mortgage Securities Corp. Home Equity Loan Trust, Series 2000-HE1, Home Equity Loan Pass-Through Certificates, Series 2000-HE1 (the "Certificates"), on December 15, 2000 (the "Closing Date"). This Current Report on Form 8-K is being filed to file a detailed description of the Home Equity Loans, a copy of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement and the ISDA Schedule to the Master Agreement.

           The Certificates were issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2000 (the "Cut-Off Date"), among the Depositor, New Century Mortgage Corporation and Option One Mortgage Corporation, as master servicers, U.S. Bank National Association as trust administrator (the "Trust Administrator") and National City Bank as trustee (the "Trustee").

           On the Closing Date, the Depositor delivered to the Trustee Home Equity Loans of $1,000,857,644.

           Capitalized terms not defined herein have the meanings assigned in the Pooling and Servicing Agreement attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

           (c) Exhibits

Exhibit No. 99.1 99.2 99.3	Document Description Pooling and Servicing Agreement Mortgage Loan Purchase Agreement ISDA Schedule to Master Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2000	CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. (Registrant) By: /s/ Kari S. Roberts Name: Kari S. Roberts Title: Vice President Credit Suisse First Boston Mortgage Securities Corp.

INDEX TO EXHIBITS

Exhibit No. 99.1 99.2 99.3	Document Description Pooling and Servicing Agreement Mortgage Loan Purchase Agreement ISDA Schedule to Master Agreement